STOCK OPTION AGREEMENT RE: HUNTER


         THIS AGREEMENT is entered into by and between Diversified Corporate Resources, Inc., a Texas corporation (herein called "Company"), and Samuel E. Hunter (herein called "Optionee").
         WHEREAS, the Optionee is an officer and director of the Company; and WHEREAS, the Company considers it desirable and in its best interests that Optionee be given an opportunity to acquire an equity interest in the Company in the form of an option to purchase shares of common stock of the Company (the "Common Stock"); and
         WHEREAS, the options covered by this Agreement are issued pursuant to the Company's 1996 Nonqualified Stock Option Plan (the "Plan").
         NOW, THEREFORE, in consideration of the premises, it is agreed as follows:
         1. GRANT OF OPTION. The Company shall and does hereby grant to Optionee the right, privilege and option to purchase 30,000 shares (the "Shares") of Common Stock for the prices per share in the manner and subject to the conditions hereinafter provided.
         2. TIME OF EXERCISE AND PRICES OF OPTION. Subject to the terms hereof, the option herein granted must be exercised in whole or in part at any time or times prior to December 31, 2001. The option herein granted shall become exercisable as to 2,500 shares of Common Stock if the Optionee is a director of the Company on the last day of each calendar quarter (which shall end during the months of March, June, September and December) during the years 1997, 1998 and 1999 (example: if the Optionee is a director of the Company on March 31, 1997, he will become vested, and entitled to exercise, as to options for 2,500 shares of Common Stock). The exercise price for shares to which Optionee shall become vested in 1997,

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1998 and 1999  shall be $3.00 per  share,  $4.00 per share and $5.00 per  share, respectively. The parties hereto acknowledge and agree that (a) the requirement that vesting is contingent upon the Optionee being a director of the Company is applicable regardless of the reason that the Optionee may cease to be a director of the Company, and (b) subject to the restrictions herein as to when the option is exercisable, the Optionee shall have the right to select the portion of the option, and the related option price, if and when the Optionee exercises any of this option.
         3. METHOD OF EXERCISE. The option herein granted (or any part thereof) must be exercised by written notice directed to the Company at its principal place of business, accompanied by check in payment of the option price (the number of shares being purchased multiplied by the applicable purchase price per share). The Company shall undertake to make prompt delivery of the stock certificate(s) evidencing such part of the Shares, provided that if any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action.
         4. TERMINATION OF OPTION. To the extent not theretofore exercised, the option herein granted shall terminate on the earlier of (a) December 31, 2001,
(b) six (6) months from the date on which Optionee ceases to be a director of the Company for any reason other than death or disability of the Optionee, and
(c) one (1) year from the date on which Optionee ceases to be a director of the Company if such event is due to death or disability of the Optionee.
         5. RECLASSIFICATION, CONSOLIDATION, OR MERGER. If and to the extent that the number of shares of Common Stock of the Company shall be increased or reduced by change in par value, split-up, reclassification, distribution of a dividend payable in stock, or the


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like, the number of shares of Common Stock subject to the option herein granted, and the option price therefor shall be appropriately adjusted. If the Company merges with one or more entities in a transaction in which the Company is not the surviving entity, (a) this option shall thereafter apply to shares of stock of the surviving entity issuable to the holders of Common Stock, and (b) the number of shares of stock subject to option and the option price(s) therefor shall be appropriately adjusted in a manner consistent with the terms and conditions of the aforesaid merger.
         6. RIGHTS PRIOR TO EXERCISE OF OPTION. The option herein granted is nontransferable by Optionee except as herein otherwise provided. Unless the Optionee is deceased or disabled, with the determination of the existence or
nonexistence   of  such  disability  such  disability  left  to  the  reasonable discretion of the Board of Directors of the Company, the option herein may only be exercised by the Optionee. If the Optionee dies during the period of time that all or any of part of this option is exercisable, the Optionee's executor or legal representative may exercise all or any part of this option at any time or times during the period of time in which the option herein is granted. If the Optionee is disabled, as aforesaid, the Optionee's legal representative shall have the right to exercise all or any part of this option at any time or times during the period of time in which the Optionee is disabled and the option herein granted has not expired by the terms of this Agreement. With respect to the shares of stock which are subject to the option herein granted, Optionee shall have no rights as a stockholder until payment of the option price for the shares being purchased by exercise of the option herein granted, and the issuance of the shares involved.
         7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.


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         8. MULTIPLE ORIGINALS.  This Agreement  may  be  executed  in  multiple counterparts with each counterpart constituting an original for all purposes.
         9. TOTAL AGREEMENT. This Agreement may not be amended or revised except by a written instrument executed by both of the parties to this Agreement.
                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 10th day of April, 1997.

                                           DIVERSIFIED CORPORATE RESOURCES, INC.


                                           By:/s/ J. Michael Moore
                                              --------------------------
                                              J. Michael Moore
                                              Chairman of the Board and Chief
                                               Executive Officer


                                           OPTIONEE:

                                              /s/ Samuel E. Hunter
                                              --------------------------
                                              Samuel E. Hunter



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